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                                                                EXHIBIT NO. 11.1

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED
        EARNINGS PER SHARE

For the years ended December 31, 1996, 1995 and 1994

                                                          1996            1995            1994
                                                      ------------    ------------    ------------
Computation for Statements of Operations
----------------------------------------

Adjustment to net loss per statements of operations
 to amount used in loss per share computation:
      Net loss                                        ($ 7,114,900)   ($ 6,143,200)   ($   337,700)
      Add-interest on  convertible debentures,
        net of tax effect                                      (B)             (B)             (B)
                                                      ------------    ------------    ------------

Net loss, as adjusted                                 ($ 7,114,900)   ($ 6,143,200)   ($   337,700)
                                                      ============    ============    ============


Adjustment to weighted average shares outstanding
 to amount used in loss per
 share computation:
      Weighted average shares outstanding               33,275,500      25,696,800      25,470,400
      Add-shares issuable from assumed exercise of
      convertible debentures                                   (B)             (B)             (B)
      Add-shares issuable from assumed exercise
      of options and warrants                                  (B)             (B)             (B)
                                                      ------------    ------------    ------------

Weighted average shares outstanding, as adjusted        33,275,500      25,696,800      25,470,400
                                                      ============    ============    ============


  Net loss per share                                  ($      0.21)   ($      0.24)   ($      0.01)
                                                      ============    ============    ============


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(B) Effect is antidilutive, so amounts are not included in the earnings loss per share calculation.